As filed with the Securities and Exchange Commission on July 14, 1999
                                        REGISTRATION NO. 333-18821

------------------------------------------------------------------
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                     ----------------------

                 POST EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                   --------------------------

                AMERICAN RESOURCES OFFSHORE, INC.
      (Formerly named American Resources of Delaware, Inc.
     (Exact name of registrant as specified in its charter)

            DELAWARE                            86-0713506
(State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)          Identification Number)

   160 Morgan Street, P.O. Box 87, Versailles, Kentucky 40383
                         (606) 873-5455
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                   --------------------------

                    Rick G. Avare, President
                American Resources Offshore, Inc.
                 160 Morgan Street, P.O. Box 87
                   Versailles, Kentucky 40383
   (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                            Copy to:

                        Phillip E. Allen
                         Attorney at Law
                   The Market Place, Suite 130
                     12910 Shelbyville Road
                   Louisville, Kentucky 40243
                   --------------------------

                                                Page 1 of 7 Pages

     This Form S-3 is amended to deregister the following number of shares of Common Stock of the Company held by or issuable to the Selling Stockholders named below:

                         Number of
                         Shares of
                         Common
                         Stock Being
                         Deregistered
                         ------------

Name
----

Arnold
Bernstein(1)                  10,000

Clarence E. Miller
Trust Family Trust
& Ada M. Miller
Trust(1)                      30,000

Southwest
Marketing(1)                  10,000

Delaware Charter
Cust FBO Jesse
Miller IRA(1)                  5,000

Roger Zufferey(1)              5,000

Don G. Henry(1)               10,000

Delaware Charter
Cust FBO R. J.
Godfrey(1)                    10,000

Walter J.
Schultz(1)                     5,000

Michael J.
Skinner (1)                    5,000

Gerard J.
Mc Lain(1)                     5,000

Hattem Family
Trust(1)                      10,000

Walter C.
Shiller(1)                    10,000

                                                Page 2 of 7 Pages

                         Number of
                         Shares of
                         Common
                         Stock Being
                         Deregistered
                         ------------

Name
----

Delaware Charter
GTY & Trust Co
IRA FBO Henry
Myatake(1)                    40,000

Frank L. Leyba
& Kay D. Leyba
JTWOS(1)                       5,000

Barbara V.
Schiller(1)                   20,000

Ronald
Iannelli(1)                   10,000

Charles Smith(1)              20,000

Ronald K.
Setzkorn(1)                   10,000

Howard C. Chiten
& Charlotte D.
Chiten(2)                     15,000

Charles Schwab &
Co. Inc. FBO
Jimmy D.
Moore(1)                      10,000

Harris Partnership
J. Andrews Harris
G.P.(3)                       20,000

Pro-Systems Fab,
Inc. (3)                      20,000

James S.
Sanders(1)                     5,000

R. Marc Voit(1)                5,000

Wesley D.
Mitchell(1)                   10,000

                                                Page 3 of 7 Pages

                         Number of
                         Shares of
                         Common
                         Stock Being
                         Deregistered
                         ------------

Name
----

Robert W. Tobin(4)            10,000

The McKay Restated
Revocable Living
Trust UTA dated
3-23-94, Horace
F. McKay, Jr.,
Elmyra K. McKay
Trustees(1)                   10,000

Roger O.
Zufferey(1)                    5,000

Walter Hines &
Mary Hines
JTWROS(1)                     10,000

David Baum &
Hiram Baum(1)                  5,000

Hans Mulyapatera
& Benita
Mulyapatera(4)                10,000

Gregory G.
Ebbitt(3)                     20,000

Paul R.
Eberle(1)                     28,333

Henry Bookspan(1)             33,334

Prima Capital,
LLC (5)                      147,482

Rick G. Avare
(5)                          195,000

Mordechai
Guary(6)                      82,500

Keren Tain Yad(6)             49,500

Yoel Mann(6)                  16,500

                                                Page 4 of 7 Pages

                         Number of
                         Shares of
                         Common
                         Stock Being
                         Deregistered
                         ------------

Name
----

Sam Malamud(7)                19,400

W.H. Rosenbaum(1)             20,000

Sheldon E.
Goldstein(8)                   5,000

Scott Goldstein
(8)                            5,000

Settondown
Capital
International
Ltd. (8)                      18,333

Manchester
Asset
Management,
Ltd.(8)                       18,333

Pegasus
Investment
Holdings,
Ltd. (8)                      33,334

Colel Chabad
(8)                           15,000

Econor
Investments,
Inc. (8)                       5,000

Peter H.
Holz(5)                        3,860

William
J. Holz(5)                     3,861
--------------------------------

(1) 50% of the shares are issuable upon exercise of the Company's
1995 Class A Warrants, and 50% of the shares are issuable upon exercise of the Company's 1995 Class B Warrants.

                                                Page 5 of 7 Pages

(2) 5,000 shares are issued and outstanding, 5,000 shares are issuable upon the exercise of the Company's 1995 Class A Warrants and 5,000 are issuable upon the exercise of the Company's 1995
Class B Warrants.

(3) 10,000 shares are issued and outstanding, 5,000 shares are issuable upon the exercise of the Company's 1995 Class A
Warrants, and 5,000 shares are issuable upon the exercise of the Company's 1995 Class B Warrants.

(4) 5,000 shares are issued and outstanding, 2,500 shares are issuable upon the exercise of the Company's 1995 Class A
Warrants, and 2,500 shares are issuable upon the exercise of the Company's 1995 Class B Warrants.

(5) All shares are issued and outstanding.

(6) All shares are issuable upon the exercise of the Company's
1996 Class A Warrant.

(7) 2,900 shares are issued and outstanding and 16,500 shares are issuable upon the exercise of the Company's 1996 Class A Warrant.

(8) All shares issuable upon exercise of World Capital Funding, Inc. options.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it no longer meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Versailles, State of Kentucky, on the 8th day of July 1999.

                              AMERICAN RESOURCES OFFSHORE, INC.
                              (Formerly named American Resources
                              of Delaware, Inc).


                              By: /s/ Rick G. Avare
                                 -------------------------------
                                 Rick G. Avare
                                 President and Chief
                                 Executive Officer


                                                Page 6 of 7 Pages

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                     Title                    Date
---------                     -----                    ----

                              Director and        July  , 1999
---------------------                                  -
Douglas L. Hawthorne          Chairman of
                              the Board

/s/ Rick G. Avare             Director,           July 8, 1999
---------------------
Rick G. Avare                 President
                              and Chief
                              Executive
                              Officer

/s/ Ralph A. Currie           Vice President,     July 8, 1999
---------------------
Ralph A. Currie               Chief Financial
                              Officer (Principal
                              Accounting Officer)

/s/ David Fox, Jr.            Director            July 8, 1999
---------------------
David Fox, Jr.

/s/ Leonard K. Nave           Director            July 8, 1999
---------------------
Leonard K. Nave

/s/ Len Aldridge              Director            July 8, 1999
---------------------
Len Aldridge

                              Director            July  , 1999
--------------------                                   -
Robert L. McIntyre

                              Director            July  , 1999
--------------------                                   -
Joseph P. Shields


                                                Page 7 of 7 Pages